Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (Form S-1) of MIND Technology, Inc. of our report dated April 6, 2021, relating to the consolidated financial statements of MIND Technology, Inc., as of January 31, 2021 and 2020, and for the years then ended, and to the reference to our firm under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Houston, Texas

October 25, 2021